UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

299 Park Avenue New York, New York 10171

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 813-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 21, 2012, MarketAxess Holdings Inc. (the “Company”) entered into an agreement (the “Share Repurchase Agreement”) with J.P. Morgan Partners (23A), L.P. and LabMorgan Corporation (the “Selling Stockholders”), to repurchase 1,821,730 shares of the Company’s non-voting common stock (the “Share Repurchase”) at the same price per share as the shares of common stock being offered in a registered underwritten secondary public offering by the Selling Stockholders consisting of an aggregate of 3,597,333 shares of the Company’s common stock (the “Offering”), less the underwriting discount. The Share Repurchase is contingent on the consummation of the Offering.

A copy of the Share Repurchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Share Repurchase by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

The Share Repurchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Share Repurchase Agreement were made only for purposes of such agreement as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement and not made for purposes of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 7.01	Regulation FD Disclosure

The Company is furnishing under this Item 7.01 information that has not been previously reported and that is being presented by the Company’s Chief Financial Officer in a NetRoadshow presentation to potential investors in connection with the Offering described in Item 1.01 above.

In October 2011, the Company’s board of directors approved a $35 million share repurchase program, the third repurchase program in the past five years. The Company spent almost $7 million to repurchase shares of common stock in the fourth quarter of 2011 and an additional $18 million in 2012, through February 16, 2012. Approximately 820,000 shares have been repurchased under this program, as of February 16, 2012.

Together with the shares of common stock that the Company has agreed to purchase in the Share Repurchase, as described in Item 1.01 above, the Company will have repurchased over 2.6 million shares of common stock since mid-December 2011. The Company expects the repurchase of shares of common stock in the Share Repurchase to be accretive to earnings. In combination with the shares of common stock that the Company has repurchased under the share repurchase program, the Company anticipates that the accretion to earnings will be approximately 6% to 7%.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events

On February 21, 2012, the Company issued a press release announcing the Offering. The Company’s press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Share Repurchase Agreement, dated February 21, 2012, by and among MarketAxess Holdings Inc., J.P. Morgan Partners (23A), L.P. and LabMorgan Corporation.

99.1	Press Release entitled “MarketAxess Announces Proposed Secondary Public Offering of Common Stock” issued by MarketAxess Holdings Inc. on February 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: February 22, 2012	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit

10.1	Share Repurchase Agreement, dated February 21, 2012, by and among MarketAxess Holdings Inc., J.P. Morgan Partners (23A), L.P. and LabMorgan Corporation.

99.1	Press Release entitled “MarketAxess Announces Proposed Secondary Public Offering of Common Stock” issued by MarketAxess Holdings Inc. on February 21, 2012.

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